Exhibit 5.2

LAW OFFICES

MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C.

425 WEST CAPITOL AVENUE, SUITE 1800
LITTLE ROCK, ARKANSAS 72201-3525
TELEPHONE 501-688-8800
	FAX 501-688-8807	5414 PINNACLE POINT DRIVE, SUITE 500
W. CHRISTOPHER BARRIER		ROGERS, ARKANSAS 72758-8131
DIRECT DIAL 501-688-8806		TELEPHONE 479-273-9561
e-mail cbarrier@mwsgw.com		FAX 479-273-0527

1110 WEST B STREET, SUITE E
RUSSELLVILLE, ARKANSAS 72801
TELEPHONE 479-967-7050
	July 21, 2003	FAX 479-967-7078

United Components, Inc.
301 Industrial Drive
Albion, IL 62806

Mid-South Mfg., Inc.
Post Office Box 278
Marked Tree, Arkansas 72365

Latham & Watkins LLP
555 Eleventh Street, N.W.
Suite 1000
Washington, D.C. 20004-1304

Re:	Registration Statement on Form S-4 Relating to $230,000,000 Aggregate Principal Amount of 9 3/8% Senior Subordinated Notes Due 2013

Ladies and Gentlemen:

     In connection with the registration of $230,000,000 aggregate principal amount of 9 3/8% Senior Subordinated Notes due 2013 (the “Securities”) by United Components, Inc., a Delaware corporation (the “Company”) and each of the co-registrants, the guarantees of the Securities (the “Guarantees”) by each of the entities listed on Schedule A hereto (the “Guarantors”), and specifically that certain guaranty of the Securities (the “Covered Guaranty”) by Mid-South Mfg., Inc., an Arkansas corporation (the “Covered Guarantor”), under the Securities Act of 1933, as amended (the “Act”), on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on July 21, 2003 (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below. The Securities and the Guarantees will be issued pursuant to an indenture dated as of June 20, 2003 (the “Indenture”) by and among the Company, each of the Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee (the “Trustee”). The Securities and the Guarantees will be issued in exchange for the Company’s outstanding 9 3/8% Senior Subordinated Notes due 2013 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. The Indenture, the Securities and the Guarantees are sometimes referred to herein collectively as

            MITCHELL, WILLIAMS,
SELIG, GATES & WOODYARD, P.L.L.C.

 United Components, Inc.
 Mid-South Mfg., Inc.
 Latham & Watkins LLP
 July 21, 2003

the “Operative Documents.” Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

     In our capacity as special counsel to the Covered Guarantor, in connection with such registration, we have reviewed the record of the proceedings taken by the Covered Guarantor in connection with the authorization and issuance of the Indenture pursuant to which the securities and the Covered Guaranty will be issued, and have reviewed a signed copy of the Indenture bearing the signature of John Ritter.

     In addition, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents:

(a)	the Articles of Incorporation of Mid-South Mfg., Inc., as filed with the Secretary of State on September 28, 1970;

(b)	the Bylaws of Mid-South Mfg., Inc.;

(c)	the Certificate of Good Standing with respect to the Covered Guarantor from the Arkansas Secretary of State, dated June 10 2003;

(d)	the Written Consent in Lieu of a Special Meeting of the Directors of Mid-South Mfg., Inc., dated June 20, 2003;

     The documents described in (a) through (d) above are collectively referred to herein as the “Corporate Documents.” With respect to all factual matters, we have relied solely upon, and have assumed the accuracy, completeness and genuineness of, the representations, warranties and certificates contained in and made pursuant to, the Operative Documents and the Corporate Documents.

     We have not served as general counsel for any of the parties to, nor have we been involved in the transactions contemplated in, the Operative Documents. We have represented the Covered Guarantor only with respect to the rendering of this opinion.

     In rendering the opinions set forth below, we have relied, with your permission, upon the following specific assumptions, the accuracy of which we have not independently verified:

(a)	Except for the Operative Documents, there are no other documents or agreements executed by or between any of the parties that would expand or otherwise modify the obligations of the Covered Guarantor under the Covered Guaranty or that would have any effect on the opinion rendered herein;

             MITCHELL, WILLIAMS,
SELIG, GATES & WOODYARD, P.L.L.C.

 United Components, Inc.
 Mid-South Mfg., Inc.
 Latham & Watkins LLP
 July 21, 2003

(b)	In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies; and

(c)	the Bylaws of the Covered Guarantor that have been provided to us are the current Bylaws of the Covered Guarantor, as if June 20, 2003 and there have been no further Amendments to such Bylaws that would have any effect on the opinion rendered herein;

     We are opining herein as to the effect on the subject transaction only of the laws of the State of Arkansas and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including the federal laws of the United States, or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

(1)	Indenture has been duly authorized by all necessary corporate action of the Covered Guarantor and delivered by the Covered Guarantor.

(2)	The notation of the Covered Guaranty to be endorsed on the Securities has been duly authorized by all necessary corporate action of the Covered Guarantor.

     To the extent that the obligations of the Company and each Guarantor under the Operative Documents may be dependent upon such matters, we assume for purposes of this opinion that each Guarantor other than the Covered Guarantor: (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under each of the Operative Documents to which it is a party; (c) is duly qualified to engage in the activities contemplated by each such Operative Document; and (d) has duly authorized, executed and delivered each such Operative Document.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Validity of the Securities” contained in the prospectus contained therein.

     This letter is furnished only to you and is solely for your benefit in connection with the transactions covered hereby. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or corporation for

             MITCHELL, WILLIAMS,
SELIG, GATES & WOODYARD, P.L.L.C.

 United Components, Inc.
 Mid-South Mfg., Inc.
 Latham & Watkins LLP
 July 21, 2003

any purpose, other than as set forth in the preceding paragraph, without our prior written consent, which may be granted or withheld in our discretion.

Very truly yours,

MITCHELL, WILLIAMS, SELIG,
GATES & WOODYARD, P.L.L.C.

By W. Christopher Barrier

WCB:tmw

             MITCHELL, WILLIAMS,
SELIG, GATES & WOODYARD, P.L.L.C.

 United Components, Inc.
 Mid-South Mfg., Inc.
 Latham & Watkins LLP
 July 21, 2003

SCHEDULE A

Guarantors

Name	Jurisdiction

Mid-South Mfg., Inc.	Arkansas
Airtex Products, LLC	Delaware
Champion Laboratories, Inc.	Delaware
UCI-Airtex Holdings, Inc.	Delaware
UCI Investments, L.L.C.	Delaware
Airtex Products, Inc.	Illinois
Chefford Master Manufacturing Co.	Illinois
Pee Cee Manufacturing Co., Inc.	Illinois
Fuel Filter Technologies, Inc.	Michigan
Pioneer, Inc.	Mississippi
Neapco Inc.	Pennsylvania
Wells Manufacturing Corp.	Wisconsin

5